FACE OF SECURITY
                           Floating Rate Senior Note

REGISTERED                                                     REGISTERED
No. FLR - 1                                                    $10,000,000
                                                               CUSIP: 00079FHN5

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                               ABN AMRO BANK N.V.
                    SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES A
                                (Floating Rate)

                    Fully and Unconditionally Guaranteed by
                             ABN AMRO Holding N.V.


             Leveraged CPI Linked Securities due January 13, 2020

====================================================================================================================
====================================================================================================================
ORIGINAL ISSUE DATE: January   INITIAL REDEMPTION            INTEREST PAYMENT PERIODS:    SPREAD MULTIPLIER:  N/A
  13, 2005                       DATE:  N/A                    Monthly, commencing on
                                                               and including one
                                                               Interest Payment Date
                                                               to and excluding the
                                                               next following
                                                               Interest Payment Date
--------------------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL DATE:         INITIAL REDEMPTION            INITIAL INTEREST RESET       REPORTING SERVICE:
  January 13, 2005               PERCENTAGE:  N/A              DATE:  January 13, 2006      Bloomberg CPURNSA or
                                                                                            any successor service
--------------------------------------------------------------------------------------------------------------------
MATURITY DATE:                 ANNUAL REDEMPTION             INTEREST RESET DATES:  See   MINIMUM INTEREST RATE:
  January 13, 2020               PERCENTAGE REDUCTION:         "Interest Reset Dates"       0.00%
                                 N/A                           below
--------------------------------------------------------------------------------------------------------------------
SPECIFIED CURRENCY:            REDEMPTION NOTICE             BASE RATE:  N/A              MAXIMUM INTEREST RATE:
  U.S. Dollars                   PERIOD:  N/A                                               N/A
--------------------------------------------------------------------------------------------------------------------
IF SPECIFIED                   OPTIONAL                      INDEX MATURITY:  N/A         ALTERNATIVE RATE EVENT
  CURRENCY                       REPAYMENT DATE:  N/A                                       SPREAD:  N/A
  OTHER THAN U.S.
  DOLLARS, OPTION
  TO ELECT
  PAYMENT IN U.S.
  DOLLARS: N/A
--------------------------------------------------------------------------------------------------------------------
EXCHANGE RATE AGENT:  N/A      INTEREST RATE:  See           INDEX CURRENCY:  N/A         APPLICABILITY OF MODIFIED
                                 "Interest Rate" below                                      PAYMENT UPON
                                                                                            ACCELERATION: N/A
--------------------------------------------------------------------------------------------------------------------
                               INTEREST PAYMENT DATES:       SPREAD (PLUS OR MINUS):      ORIGINAL YIELD TO
                                 The 13th day of each          N/A                          MATURITY:  N/A
                                 month, beginning
                                 February 13, 2005 and
                                 ending on the Maturity
                                 Date
--------------------------------------------------------------------------------------------------------------------
OTHER PROVISIONS: (see below)
====================================================================================================================

Interest Rate.....................    7.70% per annum from and including the
                                      Original Issue Date to but excluding the Initial Interest Reset Date. Commencing on the Initial Interest Reset Date to, but excluding, the Maturity Date, at a variable rate determined on each Interest
                                      Reset Date by reference to the CPI
                                      Formula.

Interest Reset Dates..............    The first day of each Interest Payment
                                      Period, commencing on the Initial
                                      Interest Reset Date, provided that if an Interest Reset Date is not a Business
                                      Day, it will be postponed to the next
                                      succeeding Business Day. If by 3:00 p.m.
                                      on any Interest Reset Date the CPI is not reported on Bloomberg CPURNSA or any successor service for any relevant month, but has otherwise been published by the BLS, then the Calculation Agent will determine the CPI as published by the BLS for such month using such other source as on its face, after consultation with us, that appears to accurately set forth the CPI as published by the BLS.

CPI...............................    U.S. City Average All Items Consumer
                                      Price Index for All Urban Consumers, as
                                      published by the Bureau of Labor
                                      Statistics of the U.S. Department of
                                      Labor (the "BLS").

CPI Formula.......................    The variable rate of interest payable on
                                      each Interest Payment Date commencing
                                      February 13, 2006 will be determined by
                                      the Calculation Agent on the related
                                      Interest Reset Date in accordance with
                                      the following formula:

                                                       CPI(t) - CPI(t-12)
                                       Interest Rate = ------------------ x 1.5
                                                           CPI(t)- 12

                                      where:

                                      CPI(t) = CPI for the third calendar month prior to the calendar month of the applicable Interest Payment Date (the "Reference Month"), as reported on Bloomberg CPURNSA or any successor service; and

                                      CPI(t-12) = CPI for the twelfth calendar month prior to the applicable Reference Month, as reported on Bloomberg CPURNSA or any successor service.

                                      In no event, however, will the Interest
                                      Rate be less than 0.00%.

                                      In calculating CPI(t) and CPI(t-12), the Calculation Agent will use the most recently available level of the CPI as determined in accordance with the provisions under "Interest Reset Date" above, even if such level has been adjusted from a prior reported value for the relevant month. However, if the level of CPI(t) or CPI(t-12) used by the Calculation Agent on any Interest Reset Date to determine the Interest Rate on the Securities (an "initial CPI") is subsequently revised by the BLS, the Interest Rate determined on such Interest Reset Date will not be revised.

                                      If the CPI is rebased to a different year or period and the 1982-1984 CPI is no longer used, the base reference period for the Securities will continue to be the 1982-1984 reference period as long as the 1982-1984 CPI continues to be published.

                                      All values used in the CPI Formula for
                                      the Securities will be rounded to the
                                      nearest one hundred-thousand of a
                                      percentage point, with 0.000005% rounded up to 0.00001%. All percentages resulting from any calculation of interest will be rounded to the nearest one thousandth of a percentage point, with 0.0005% rounded up to 0.001%. All dollar amounts used in or resulting from such calculation on th the Securities will be rounded to the nearest third decimal place, with 0.0005 rounded up to 0.001.

Discontinuance of the CPI;
Alteration of Method of
Calculation.......................    If, while the Securities are outstanding,
                                      the CPI is not published because it has
                                      been discontinued or has been
                                      substantially altered, , an applicable
                                      substitute index will be chosen to
                                      replace the CPI for purposes of
                                      determining interest on the Securities.
                                      The applicable index will be that chosen by the Secretary of the Treasury for the Department of The Treasury's
                                      Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January
                                      6, 1997) or,
                                      if no such securities are outstanding,
                                      the substitute index will be determined
                                      by the Calculation Agent in good faith
                                      and in accordance with general market
                                      practice at the time.

Minimum Denominations.............    $1,000 and integral multiples thereof.

Payment at Maturity...............    100% of the principal amount.

Calculation Agent.................    ABN AMRO Incorporated ("AAI"). All
                                      determinations made by the Calculation
                                      Agent will be at the sole discretion of
                                      the Calculation Agent and shall, in the
                                      absence of manifest error, be conclusive for all purposes and binding on the Holders and on the Issuer.

Additional Amounts................    The Issuer shall, subject to certain
                                      exceptions and limitations set forth
                                      below, pay such additional amounts (the
                                      "Additional Amounts") to each holder of
                                      this Note as may be necessary in order
                                      that the net payment of the principal of this Note and any other amounts payable on this Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by The Netherlands (or any political subdivision or taxing authority thereof or therein) or the jurisdiction of residence or incorporation of any successor corporation or any jurisdiction from or through which any amount is paid by the Issuer or a successor corporation, will not be less than the amount provided for in this Note to be then due and payable. The Issuer shall not, however, be required to make any payment of Additional Amounts to any such holder for or on account of:

                                      (a) any such tax, assessment or other
                                          governmental charge that would not
                                          have been so imposed but for (i) the
                                          existence of any present or former
                                          connection between such holder (or
                                          between a fiduciary, settlor,
                                          beneficiary, member or shareholder of
                                          such holder, if such holder is an
                                          estate, a trust, a partnership or a
                                          corporation) and The Netherlands and
                                          its possessions, including,
                                          without limitation, such holder (or
                                          such fiduciary, settlor, beneficiary,
                                          member or shareholder) being or
                                          having been a citizen or resident
                                          thereof or being or having been
                                          engaged in a trade or business or
                                          present therein or having, or having
                                          had, a permanent establishment
                                          therein or (ii) the presentation,
                                          where presentation is required, by
                                          the holder of this Note for payment
                                          on a date more than 30 days after the
                                          date on which such payment became due
                                          and payable or the date on which
                                          payment thereof is duly provided for,
                                          whichever occurs later;

                                      (b) any estate, inheritance, gift, sales,
                                          transfer or personal property tax or
                                          any similar tax, assessment or
                                          governmental charge;

                                      (c) any tax, assessment or other
                                          governmental charge that is payable
                                          otherwise than by withholding from
                                          payments on or in respect of this
                                          Note;

                                      (d) any tax, assessment or other
                                          governmental charge required to be
                                          withheld by any paying agent from any
                                          payment of principal of, or
                                          supplemental redemption amount on,
                                          this Note, if such payment can be
                                          made without such withholding by
                                          presentation of this Note to any
                                          other paying agent;

                                      (e) any tax, assessment or other
                                          governmental charge that would not
                                          have been imposed but for a holder's
                                          failure to comply with a request
                                          addressed to the holder or, if
                                          different, the beneficiary of the
                                          payment, to comply with
                                          certification, information or other
                                          reporting requirements concerning the
                                          nationality, residence or identity of
                                          the holder or beneficial owner of
                                          this Note, if such compliance is
                                          required by statute or by regulation
                                          of The Netherlands (or other relevant
                                          jurisdiction), or of any political
                                          subdivision or taxing authority
                                          thereof or therein, as a precondition
                                          to relief or exemption from such tax,
                                          assessment or
                                          other governmental charge; or

                                      (f) any combination of items (a), (b),
                                          (c), (d) or (e);

                                      nor shall Additional Amounts be paid with respect to any payment on this Note to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of The Netherlands (or other relevant jurisdiction), or any political subdivision thereof, to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.



Guarantee.........................    The due and punctual payment by the
                                      Issuer of the principal of and interest
                                      on, and any Additional Amounts with
                                      respect to, this Note when and as the
                                      same shall become due and payable is
                                      fully and unconditionally guaranteed by
                                      the Guarantor.


     ABN AMRO Bank N.V., a public limited liability company incorporated under the laws of The Netherlands and with corporate seat in Amsterdam (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal sum of U.S. $10,000,000 (UNITED STATES DOLLARS TEN MILLION), on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, Australian dollars or euro, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer or the Guarantor may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent in writing, with respect to payments of interests, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

                                             ABN AMRO BANK N.V.


Dated:  January 13, 2005                     By:
                                                --------------------------------
                                                Name:  Russell Brenner


                                                Title: Attorney-in-Fact


                                             By:
                                                --------------------------------
                                                Name:  Laura Schisgall
                                                Title: Attorney-in-Fact


TRUSTEE' CERTIFICATE
  OF AUTHENTICATION

This is one of the Notes referred
  to in the within-mentioned
  Indenture.

JPMORGAN CHASE BANK, N.A.
     as Trustee

By:
   -------------------------------
   Authorized Officer

                              REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Global Medium-Term Notes, Series A, having maturities more than nine months from the date of issue (the "Notes") of the Issuer and fully and unconditionally guaranteed by ABN AMRO Holding N.V. (the "Guarantor", which term includes any successor guarantor under the Indenture). The Notes are issuable under an Indenture, dated as of November 27, 2000, between the Issuer and JPMorgan Chase Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture) as supplemented by the First Supplemental Indenture, dated as of September 18, 2003, among the Issuer, the Trustee and the Guarantor (as may be further amended or supplemented from time to time, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee, the Guarantor and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Indenture. In the event of redemption of this
Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     The due and punctual payment by the Issuer of the principal of and interest on, and any additional amounts with respect to, this Note when and as the same shall become due and payable is fully and unconditionally guaranteed by the Guarantor.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee, the Issuer and the Guarantor that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Indenture provides that (a) if an Event of Default (as defined in the Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Indenture, including the series of Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer or the Guarantor, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     The Indenture permits the Issuer, the Trustee and the Guarantor, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer, the Trustee and the Guarantor may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or
(b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer or the Guarantor, as the case may be, for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the the Issuer or the Guarantor, as the case may be, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer or the Guarantor, as the case may be, will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer or the Guarantor, as the case may be, may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available the Issuer or the Guarantor, as the case may be, or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer or the Guarantor, as the case may be. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent," if any, shall be indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or the Guarantor or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, each the Issuer and the Guarantor will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer or the Guarantor may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer or the Guarantor may decide. So long as there shall be such an agency, the Issuer and the Guarantor shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

     With respect to moneys paid by the Issuer or the Guarantor and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer or the Guarantor, as the case may be, and any person claiming such moneys shall thereafter look only to the Issuer or the Guarantor, as the case may be, for payment thereof and (ii) such moneys shall be so repaid to the Issuer or the Guarantor, as the case may be. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation the Issuer or the Guarantor, as the case may be, may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Indenture shall alter or impair the obligation the Issuer or the Guarantor, as the case may be, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer or the Guarantor, as the case may be, and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and the Guarantor and any agent of the Issuer, the Trustee or the Guarantor may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee, the Guarantor or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of the Guarantor or of any successor corporation to the Issuer or Guarantor, either directly or through the Issuer or the Guarantor, as the case may be, or any such successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common
          TEN ENT - as tenants by the entireties
          JT TEN - as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT -_______________________ Custodian ___________________
                               (Minor)                          (Cust)

     Under Uniform Gifts to Minors Act _______________________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                             ____________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


____________________________________________
[PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE]

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.


Dated:__________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
        (Please print or typewrite name and address of the undersigned)

     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
__________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): ________.

Dated:  ________________________

                                    ___________________________________________
                                    NOTICE: The signature on this Option to
                                    Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.